Exhibit 10.6

MACKINAC FINANCIAL CORPORATION

2012 INCENTIVE COMPENSATION PLAN

FORM OF RESTRICTED STOCK AWARD AGREEMENT

Mackinac Financial Corporation, a Michigan corporation  (the “Company”), as permitted by the Mackinac Financial Corporation 2012 Incentive Compensation Plan (the “Plan”), hereby grants to the individual named below (the “Participant”), a Restricted Stock Award  (this “Award”) for the number of shares of the Company’s Common Stock set forth below (the “Restricted Stock”), subject to the terms and conditions of the Plan and this Restricted Stock Award Agreement  (this “Agreement”).

Unless otherwise defined in this Agreement,  capitalized terms used in this Agreement shall have the meanings set forth in the Plan.  The term “Service Provider” as used in this Agreement means an individual actively providing services to the Company or a Subsidiary of the Company.

1. Notice of Restricted Stock Award.
Participant:
Date of Agreement:
Grant Date:
Number of Shares of Restricted Stock in Award:

2. Grant of Restricted Stock.  The Company hereby grants to the Participant (who, pursuant to this Award is a Participant in the Plan) the number of shares of Restricted Stock set forth above, to be issued in accordance with the vesting schedule set forth below.  The Restricted Stock granted under this Agreement is payable only in shares of Common Stock of the Company.  Notwithstanding anything to the contrary anywhere else in this Agreement, the Restricted Stock in this Award is subject to the terms, definitions and provisions of the Plan,  which are incorporated by reference into this Agreement.

3. Vesting.    The Restricted Stock will be issued and vest in ____ equal ____ installments beginning on ______ (each respective _________ period, a “Period of Restriction”) of the Grant Date, subject to the Participant’s continued status as a Service Provider through the end of each such Period of Restriction.

4. Termination of Services; Forfeiture. Notwithstanding any other provision of this Agreement:

(a) Termination for Any Reason (Other than Death, Disability, or Retirement).  Any unvested shares of Restricted Stock subject to this Award shall be immediately canceled and forfeited if the Participant’s services with the Company or a Subsidiary are terminated for any reason (other than for death, Disability or Retirement as described below).

34107101.1

(b) Death; Disability.  If the Participant ceases to be a Service Provider prior to the end of any Period of Restriction as a result of the Participant’s death or Disability, the Participant shall fully vest in the shares of Restricted Stock subject to this Award.

(c) Retirement.  If the Participant ceases to be a Service Provider as a result of the Participant’s Retirement prior to the end of any Period of Restriction, the Participant shall continue to vest in such shares of Restricted Stock as if the Participant continued to be a Service Provider; provided, however, that if the Participant shall cease to be Retired (as such term is defined in the Plan) at any time any rights to shares of Restricted Stock remain subject to any Period of Restriction shall be immediately forfeited as of the date the Participant ceases to be Retired.  For purposes of this Agreement, “Retirement” shall mean the Participant’s resignation from the Company on or after the date upon which the Participant has attained at least sixty-five (65) years of age.

The Company retains the right to accelerate the vesting and issuance of all or a portion of the shares of Restricted Stock subject to this Award.

5. Change in Control. Upon the occurrence of a Change in Control, the Participant shall fully vest in the shares of Restricted Stock subject to this Award.

6. Section 83(b).  If the Participant properly elects (as required by Section 83(b) of the Code) within thirty (30) days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the Fair Market Value of such shares of Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock. If the Participant shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock. The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to make such election, and the Participant agrees to provide the Company with a copy of any such election within ten (10) calendar days of making such an election.

7. Adjustments.   In the event of any stock dividend, reclassification, subdivision or combination, or similar transaction affecting the Restricted Stock covered by this Award, the rights of the Participant will be adjusted as provided in Section 4 of the Plan.

8. Rights as Shareholder. The Participant has all rights of a shareholder commencing on the date of the Company’s book entry evidencing the issuance of Restricted Stock under this Agreement.

9. Non-Transferability of Award.    Except as described below, this Award and the shares of Restricted Stock subject to this Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, or disposed of in any manner other than by will or by the laws of descent or distribution until the termination of the applicable Period of

34107101.1

Restriction.  Any attempt to sell, transfer, pledge, assign, or otherwise alienate or hypothecate, or dispose of in any manner any of the Restricted Stock contrary to the terms of this Agreement and/or the Plan shall be null and void and without legal effect.

10. Tax Withholding.    The Participant hereby agrees that the Participant shall make appropriate arrangements with the Company for such income and employment tax withholding as may be required of the Company under applicable U.S. federal, state or local law on account of this Award.  The Participant may satisfy the obligation(s), in whole or in part, by electing to make a payment to the Company in cash, by check or by other instrument acceptable to the Company.

11. The Plan; Amendment.  The Restricted Stock is subject in all respects to the terms, conditions, limitations and definitions contained in the Plan.  In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control.  The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

12. Rights of Participants; Regulatory Requirements.  Without limiting the generality of any other provision of this Agreement or the Plan,  Articles 13 and 18 of the Plan pertaining to the Participants’ rights and Regulatory Requirements are hereby explicitly incorporated into this Agreement.

13. Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Participant at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

14. Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of Michigan, notwithstanding conflict of law provisions.

15. Transfer of Personal Data.  The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Restricted Stock awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

16. Compliance with Laws.  The issuance of the Restricted Stock or unrestricted shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Restricted Stock or any of the shares pursuant to this Agreement if any such issuance would violate any such requirements.

34107101.1

17. Binding Agreement; Assignment.  This Agreement shall inure to the benefit of, be binding upon, and be enforceable by, the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 9 hereof) any part of this Agreement without the prior express written consent of the Company.

18. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

20. Severability.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

21. Acquired Rights.  The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of Restricted Stock made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Restricted Stock awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

22. Beneficiary Designation.  The Participant hereby designates the following person(s) as the Participant’s beneficiary(ies) to whom shall be transferred any rights under this Award which survive the Participant’s death.  If the Participant names more than one primary beneficiary and one or more of such primary beneficiaries die, the deceased primary beneficiary’s interest will be apportioned among any surviving primary beneficiaries before any contingent beneficiary receives any amount, unless the Participant indicates otherwise in a signed and dated additional page.  The same rule shall apply within the category of contingent beneficiaries.  Unless the Participant has specified otherwise herein, any rights which survive the Participant’s death will be divided equally among the Participant’s primary beneficiaries or contingent beneficiaries, as the case may be.

34107101.1

PRIMARY BENEFICIARY(IES)

	Name	%	Address

(a)	___________________________	____	____________________________

(b)	___________________________	____	____________________________

(c)	___________________________	____	____________________________

CONTINGENT BENEFICIARY(IES)

	Name	%	Address

(a)	___________________________	____	____________________________

(b)	___________________________	____	____________________________

(c)	___________________________	____	____________________________

 In the absence of an effective beneficiary designation, the Participant acknowledges that any rights under this Award which survive the Participant’s death shall be rights of his or her estate.

Signature Page Follows

34107101.1

This Agreement may be executed in two or more counterparts, each of which is deemed an original and all of which constitute one document.

MACKINAC FINANCIAL CORPORATION

Dated: ____________	By: Name: Title:

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS RESTRICTED STOCK AWARD AGREEMENT, NOR IN THE MACKINAC FINANCIAL CORPORATION 2012 INCENTIVE COMPENSATION PLAN, WHICH IS INCORPORATED INTO THIS AGREEMENT BY REFERENCE, CONFERS ON THE PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION AS A SERVICE PROVIDER OF THE COMPANY OR ANY PARENT OR ANY SUBSIDIARY OR AFFILIATE OF THE COMPANY, NOR INTERFERES IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE PARTICIPANT’S SERVICE PROVIDER RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.

BY ACCEPTING THIS AGREEMENT,  THE PARTICIPANT ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND REPRESENTS THAT THE PARTICIPANT IS FAMILIAR WITH THE TERMS AND PROVISIONS OF THE PLAN.  THE PARTICIPANT ACCEPTS THIS RESTRICTED STOCK AWARD SUBJECT TO ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.  THE PARTICIPANT HAS REVIEWED THE PLAN AND THIS AGREEMENT IN THEIR ENTIRETY.  THE PARTICIPANT AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AWARD.

Dated: _____________	By: _______________________________________ Name:

34107101.1